CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of RxElite, Inc. on Amendment No. 1 to Form SB-2, of our audit report dated May 23, 2007, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of the Registration Statement Amendment No. 1 to Form SB-2.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
December 31, 2007